REGISTRATION NO. 333-36484
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        --------------------------------
                      TXU AUSTRALIA HOLDINGS (PARTNERSHIP)
                               LIMITED PARTNERSHIP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               Victoria, Australia
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                                      7389
            (Primary Standard Industrial Classification Code Number)
                                   98-0203436
                      (I.R.S. Employer Identification No.)
             452 Flinders Street, Melbourne, Victoria Australia 3000
                             Tel: 011-613-9229-6000
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

   ROBERT A. WOOLDRIDGE, Esq.         PETER B. TINKHAM, Esq.        ROBERT J. REGER, JR., Esq.
Worsham Forsythe Wooldridge LLP      Executive Vice President        Thelen Reid & Priest LLP
       1601 Bryan Street          TXU Business Services Company        40 West 57th Street
      Dallas, Texas 75201               1601 Bryan Street            New York, New York 10019
         (214) 979-3000                Dallas, Texas 75201                (212) 603-2000
                                          (214) 812-4600

 (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING
                       AREA CODES, OF AGENTS FOR SERVICE)

                        --------------------------------

  It is respectfully requested that the Commission send copies of all notices, orders and communications to:
          RICHARD L. HARDEN, Esq.                      J.G. ATKIN
    Winthrop, Stimson, Putnam & Roberts                Treasurer
           One Battery Park Plaza                 TXU Australia Pty Ltd
        New York, New York 10004-1490         452 Flinders Street, Melbourne,
              (212) 858-1000                     Victoria Australia 3000
                                                    011-613-9229-6000

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

              PREVIOUSLY FILED

          WITH FILE   AS
EXHIBIT   NUMBER      EXHIBIT      DESCRIPTION
--------  ------      --------     -----------
1         *                        Form of Underwriting Agreement.

3(a)      *                        Limited Partnership Deed, dated January 27,
                                   1999, between TXU Australia Holdings (AGP)
                                   Pty Limited, TXU Australia (LP) No.1 Limited and TXU Australia (LP) No.2 Limited.

3(b)      *                        Deed of Amendment to the Partnership Deed,
                                   dated February 23, 1999, between TXU
                                   Australia Holdings (AGP) Pty Limited, TXU
                                   Australia (LP) No.1 Limited and TXU Australia
                                   (LP) No.2 Limited.

3(c) Second Deed of Amendment to the Partnership Deed, dated May 16, 2000, between TXU Australia Holdings (AGP) Pty Limited, TXU Australia (LP) No.1 Limited and TXU Australia
                                   (LP) No.2 Limited.

3(d) Third Deed of Amendment to the Partnership Deed, dated May 31, 2000, between TXU Australia Holdings (AGP) Pty Limited, TXU Australia (LP) No.1 Limited and TXU Australia
                                   (LP) No.2 Limited

4(a)      *                        Form of Indenture between TXU Australia and
                                   Trustee.

4(b)      *                        Form of Officer's Certificate of TXU
                                   Australia, establishing the terms of the JUMPS.

4(c)      *                        Deed of Common Terms, dated February 24,
                                   1999, among TXU Australia, certain of its affiliates and the Senior Lenders.

4(d)      *                        Indenture, dated as of December 1, 1996,
                                   between Eastern Energy and The Bank of New
                                   York as Trustee.

5(a)      *                        Opinion of Worsham Forsythe Wooldridge LLP.

5(b)      *                        Opinion of Thelen Reid & Priest LLP.

5(c)      *                        Opinion of Baker & McKenzie, Melbourne,
                                   Australia.

8(a)      *                        Tax opinion of Thelen Reid & Priest (included
                                   in the opinion filed as Exhibit 5(b))

8(b)      *                        Tax opinion of Baker & McKenzie, Melbourne,
                                   Australia (included in the opinion filed on Exhibit 5(c)

10(a)     ***                      Master Agreement, dated December 23, 1998,
                                   between Gascor, Energy 21 Pty Ltd, Ikon
                                   Energy Pty Ltd, Kinetik Energy Pty Ltd and
                                   Gas Release Co. Pty Ltd.

10(b)     ***                      Agency Agreement, dated August 14, 1998,
                                   between Gascor and Kinetik Energy Pty Ltd.

10(c)     ***                      Sub-Sales Agreement, dated August 14, 1998,
                                   between Gascor and Kinetik Energy Pty Ltd.

12        *                        Computation of ratio of earnings to fixed
                                   charges.

21        *                        TXU Australia Group companies.

23(a)     *                        Consent of Deloitte Touche Tohmatsu,
                                   independent auditors.

23(b)     *                        Consents of Worsham Forsythe Wooldridge LLP,
                                   Thelen Reid & Priest LLP and Baker & McKenzie
                                   (included in the Opinions filed as Exhibits
                                   5(a), 5(b), 5(c) and 8, hereto).

24        *                        Powers of Attorney (included on page II-6
                                   hereof).

25        *                        Statement of Eligibility of Trustee.

27        *                        Financial Data Schedule.


* Previously filed with the original Registration Statement (No. 333-36484) on May 5, 2000.

*** This document contains confidential information which has been omitted but filed separately with the Securities and Exchange Commission.

                                POWER OF ATTORNEY

     EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS AMENDMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, THIS AND ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THE ORIGINAL REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO.1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON OCTOBER 2, 2000.

                                      TXU AUSTRALIA HOLDINGS (PARTNERSHIP)
                                      LIMITED PARTNERSHIP
                                      BY:  TXU AUSTRALIA HOLDINGS (AGP) PTY LTD,
                                           ITS GENERAL PARTNER

                                      BY  /S/ STEVEN PHILLEY
                                        ---------------------------------------
                                        NAME:  STEVEN PHILLEY
                                        TITLE:  CHIEF EXECUTIVE OFFICER




     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        SIGNATURES                    TITLE                        DATE
        ----------                    -----                        ----

 /S/ STEVEN PHILLEY
---------------------------   PRINCIPAL EXECUTIVE             OCTOBER 2, 2000
     STEVEN PHILLEY           OFFICER AND DIRECTOR


 /S/ PAUL O'MALLEY
---------------------------   PRINCIPAL FINANCIAL OFFICER,    OCTOBER 2, 2000
     PAUL O'MALLEY            PRINCIPAL ACCOUNTING
                              OFFICER AND DIRECTOR

 /S/ ROBERT J. REGER, JR.
---------------------------   AUTHORIZED REPRESENTATIVE       OCTOBER 2, 2000
     ROBERT J. REGER, JR.     IN THE UNITED STATES

                                  EXHIBIT INDEX


EXHIBIT             DESCRIPTION
-------             -----------

3(c)                Second Deed of Amendment to the Partnership Deed, dated
                    May 16, 2000, between TXU Australia Holdings (AGP) Pty Limited, TXU Australia (LP) No. 1 Limited and TXU Australia
                    (LP) No. 2 Limited.

3(d)                Third Deed of Amendment to the Partnership Deed, dated
                    May 31, 2000, between TXU Australia Holdings (AGP) Pty Limited, TXU Australia (LP) No. 1 Limited and TXU Australia
                    (LP) No. 2 Limited

10(a) Master Agreement, dated December 23, 1998, between Gascor, Energy 21 Pty Ltd, Ikon Energy Pty Ltd, Kinetik Energy Pty Ltd and Gas Release Co. Pty Ltd.

10(b) Agency Agreement, dated August 14, 1998, between Gascor and Kinetik Energy Pty Ltd.

10(c) Sub-Sales Agreement, dated August 14, 1998, between Gascor and Kinetik Energy Pty Ltd.